UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 20, 2024

EQUINIX, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-40205	77-0487526
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Lagoon Drive
Redwood City California		94065
(Address of Principal Executive Offices)		(Zip Code)
(650) 598-6000
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001	EQIX	The Nasdaq Stock Market LLC
0.250% Senior Notes due 2027	N/A	The Nasdaq Stock Market LLC
1.000% Senior Notes due 2033	N/A	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events

On August 20, 2024, Equinix Europe 1 Financing Corporation LLC (the “Issuer”), a Delaware limited liability company and a wholly-owned subsidiary of Equinix, Inc. (“Equinix”), announced the pricing of CHF 100,000,000 aggregate principal amount of 1.5575% bonds due 2029 (the “Bonds”). The Bonds will bear interest at the rate of 1.5575% per annum and will mature on September 4, 2029. Equinix hedged a portion of the interest rate risk associated with the Bonds. Accounting for such hedges, the Bonds will carry an effective coupon of 1.67%. The Bonds will be unconditionally and irrevocably guaranteed by Equinix and will constitute unsecured and unsubordinated obligations of the Issuer and Equinix. The Bonds are expected to be issued on September 4, 2024, subject to customary closing conditions.

Equinix intends to allocate an amount equal to the net proceeds of the offering of the Bonds to finance or refinance, in whole or in part, one or more Eligible Green Projects as defined in Equinix’s Green Finance Framework. Pending full allocation of an amount equal to the net proceeds of the offering of the Bonds, the net proceeds may be used in accordance with Equinix’s general treasury policy and be held in cash, cash equivalents and/or U.S. government securities or used to repay existing borrowings.

The Bonds have been provisionally admitted to trading on SIX Swiss Exchange, and an application will be made for the Bonds to be listed in accordance with the standard for bonds on SIX Swiss Exchange.

The Bonds have not been registered under the Securities Act of 1933, as amended (the “Securities Act”). The Bonds will be offered and sold in reliance upon the exclusion from registration pursuant to the Securities Act afforded by Regulation S in an offering conducted outside the United States. The Bonds may not be offered or sold in the United States absent registration under or exemption from the Securities Act and any applicable state securities laws.

This does not constitute or form part of an offer or invitation to sell or a solicitation of an offer to buy or subscribe for or otherwise acquire any securities in any jurisdiction or an inducement to engage in investment activity.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUINIX, INC.

DATE: August 22, 2024	By: /s/ Keith D. Taylor Keith D. Taylor Chief Financial Officer